UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2016

NUKKLEUS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-192647	38-3912845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

525 Washington Blvd.

Jersey City, New Jersey 07310

(Address of principal executive offices) (zip code)

212-720-7200

(Registrant’s telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: This Amendment No. 1 to the Current Report on Form 8-K amends Items 1.01 and 9.01 of the Current Report on Form 8-K filed on June 3, 2016 to update the status the Iron Purchase Agreement (as defined below).

Item 1.01	Entry into a Material Definitive Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on May 27, 2016, Nukkleus Inc., a Delaware corporation (the “Company”), IBIH Limited, a BVI corporation (“IBIH”) and the shareholders of IBIH (the “IBIH Shareholders”) entered into a Stock Purchase Agreement (the “Iron Purchase Agreement”) pursuant to which the Company acquired from IBIH 2,200 shares of capital stock of IBIH, representing 9.9% of the issued and outstanding capital stock of IBIH, and 100% of the issued and outstanding securities of GVS Limited (“Iron BVI”), which is the parent corporation of GVS (AU) Pty Ltd. (“Iron Australia”) in consideration of the payment of $1,000,000 and 24,156,000 shares of common stock of the Company. An initial payment of $175,000 was paid on May 27, 2016 and the balance of $825,000 was paid June 7, 2016. The Company agreed to acquire the remaining 20,000 outstanding shares of capital stock of IBIH from the IBIH Shareholders in consideration of 219,844,000 shares of common stock subject to IBIH and its subsidiaries obtaining the required approvals from the Financial Conduct Authority in the United Kingdom and the Cyprus Securities and Exchange Commission. On November 17, 2017, the Company, IBIH, Terra (FX) Offshore Limited, Ludico Investments Limited, Currency Mountain Holdings LLC and the IBIH Shareholders entered into a Settlement Agreement and Mutual Release (the “Iron Settlement Agreement”) pursuant to which the Iron Purchase Agreement was terminated, all differences between the parties were resolved and settled and the parties fully released the other parties from any liability. Pursuant to the Iron Settlement Agreement, the Company agreed to (i) have the registered office of Iron Australia changed, (ii) have its director designees resign as directors of Iron Australia, (iii) appoint Markos Kashiouris, Petros Economides and Yun Ma as directors of Iron Australia; (iv) and make all required changes with the Australian Securities and Investments Commission. With respect to Iron BVI, pursuant to the Iron Settlement Agreement, the Company agreed to (i) have the registered office of Iron BVI changed, (ii) have its director designee resign as a director of Iron BVI, (iii) appoint Cymora Limited as director of Iron BVI; (iv) and make all required changes with the BVI Registrar of Companies. Further, the Company agreed to return the 2,200 shares of capital stock of IBIH to the IBIH Shareholders and return 100% of its interest in Iron BVI to IBIH. IBIH agreed to return the 24,156,000 shares of common stock of the Company to the Company for cancellation and to pay the Company $1,000,000. Further, Markos Kashiouris, Petros Economides and Efstathios Christophi resigned as directors of the Company and waived any directorship fees payable to them under their letter of appointment dated August 1, 2016. The $1,000,000 has been paid to the Company and IBIH is currently in process of returning the certificate representing the 24,156,000 shares of common stock of the Company for cancellation.

Item 9.01     Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description

10.1	Settlement Agreement and Mutual Release between Nukkleus Inc., IBIH Limited, Terra (FX) Offshore Limited, Ludico Investments Limited, Currency Mountain Holdings LLC and the IBIH Shareholders dated November 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUKKLEUS INC.

December 5, 2017	By:	/s/ Emil Assentato
Name: Emil Assentato
Title: President and Chief Executive Officer
(Principal Executive Officer)